Exhibit 99.1

MATADOR RESOURCES COMPANY PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, July 18, 2016 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Delaware Basin operations in Southeast New Mexico and West Texas, today provided the following update of its ongoing operations and announced the date it plans to release its second quarter 2016 operational and financial results.

Highlights of this release include the initial results from a number of recent wells drilled and completed in Matador’s Rustler Breaks and Wolf prospect areas in the Delaware Basin, including the results from two wells successfully testing a new, lower bench of the Wolfcamp B at Rustler Breaks. This release also highlights the continued improvements in operational efficiencies and well costs throughout the Company’s Delaware Basin operations and provides an update on some of the latest drilling and completion technologies and stimulation designs being used by Matador in its recent Delaware Basin completions.

Delaware Basin Update – Southeast New Mexico and West Texas

During the second quarter of 2016, Matador operated three drilling rigs in the Delaware Basin. Two of these rigs were operating in the Rustler Breaks prospect area in Eddy County, New Mexico, and one was operating in the Wolf prospect area in Loving County, Texas. In mid-July, one of the rigs operating in the Rustler Breaks prospect area was moved to Matador’s Ranger/Arrowhead prospect area in the northern portion of the Company’s acreage position in Lea County, New Mexico to begin drilling a three-well program, with all three wells testing the Third Bone Spring sand. At July 18, 2016, Matador continues to operate three drilling rigs, with one rig operating in each of the Wolf, Rustler Breaks and Ranger/Arrowhead prospect areas. Matador has made no commitment to add an additional rig to its drilling program, but believes it has the well locations and operational and staff capacity to do so in the latter part of 2016 or early 2017 should the outlook for commodity prices continue to improve.

Matador completed and placed on production a total of 22 gross (17.2 net) wells in the Rustler Breaks and Wolf prospect areas during the second quarter of 2016, including 19 gross (16.4 net) operated and two gross (0.3 net) non-operated horizontal wells. The Company also drilled and completed one gross (0.5 net) vertical well at Rustler Breaks as part of a successful acreage-holding operation with its working interest partners. While the 19 gross operated horizontal completions were somewhat higher than the 16 gross completions projected in Matador’s first quarter earnings release on May 3, 2016, several of these new completions occurred near the end of the quarter. Most of these wells were placed on production during May and June and, as a result, did not contribute fully to second quarter production volumes. From January 1 through June 30, 2016, Matador completed and placed on production 28 gross (20.3 net) wells in the Delaware Basin, including 21 gross (18.2 net) operated horizontal wells, two gross (1.5 net) vertical wells and five gross (0.6 net) non-operated wells.

Matador’s midstream operations continue to proceed as planned. As previously reported, Matador is currently building a cryogenic natural gas processing plant and the associated natural gas gathering system in the Rustler Breaks prospect area to support its ongoing and future development efforts there. The Rustler Breaks natural gas processing plant is expected to have an inlet capacity of approximately 60 million cubic feet of natural gas per day, and at July 18, 2016, the construction of the processing plant is proceeding on time and on budget. Matador expects the plant to become operational during the third quarter of 2016, likely in August. The Company has also completed the installation and testing of the 12-inch natural gas gathering line running throughout the length of its Rustler Breaks acreage position, and this natural gas gathering line is now being used to gather much of Matador’s natural gas production at Rustler Breaks.

Rustler Breaks Prospect Area - Eddy County, New Mexico

Initial Potential Test Results and Recovery Estimates

Matador operated two drilling rigs in its Rustler Breaks acreage during the second quarter of 2016. As noted above, one of these rigs is currently operating on the Company’s Ranger/Arrowhead prospect area, and at July 18, 2016, Matador continues to operate one of its three operated drilling rigs at Rustler Breaks. Matador completed and placed on production 11 gross (7.9 net) horizontal wells at Rustler Breaks during the second quarter, including nine gross (7.6 net) operated and two gross (0.3 net) non-operated wells. The vertical well mentioned above was also drilled and completed at Rustler Breaks during the second quarter. The nine gross operated horizontal wells included five Wolfcamp A-XY completions and four Wolfcamp B completions; both non-operated wells were also completed in the Wolfcamp B.

Matador is pleased to announce the 24-hour initial potential test results from eight of these recent operated completions in its Rustler Breaks prospect area in Eddy County, New Mexico. At July 18, 2016, the ninth well is still cleaning up following completion. Five of these eight wells were completed in the Wolfcamp A-XY interval and three were completed in the Wolfcamp B interval. Two of these wells tested a new, deeper bench of the Wolfcamp B interval, which is sometimes referred to as the Blair Shale.

The 24-hour initial potential test results from each well are summarized in the table below. The location of each well is shown on the attached map.

Click here for a map detailing Matador’s Delaware Basin Acreage Position and Recent Operations and Results

		Initial Potential						Completed
		Oil	Gas	BOE	% Oil	FCP(1)	Choke	Lateral Length
Well	Interval	(Bbl/d)	(MMcf/d)	(BOE/d)		(psi)	(inch.)	(feet)
Paul 25-24S-28E RB #221H	Wolfcamp A-XY	1,253	2.7	1,701	74%	2,425	34/64"	4,455
Janie Conner 13-24S-28E RB #204H	Wolfcamp A-XY	1,146	2.4	1,550	74%	2,380	34/64"	4,455
Janie Conner 13-24S-28E RB #207H	Wolfcamp A-XY	1,094	2.6	1,525	72%	2,130	34/64"	4,455
Jimmy Kone 05-24S-28E RB #208H	Wolfcamp A-XY	982	2.4	1,385	71%	2,100	34/64"	4,586
Dr. K 24-23S-27E RB #206H	Wolfcamp A-XY	732	1.8	1,031	71%	1,500	34/64"	4,324
B. Banker 33-23S-28E RB #221H	Wolfcamp B (Middle)	515	6.6	1,608	32%	2,700	36/64"	4,251
Jimmy Kone 05-24S-28E RB #228H	Wolfcamp B (Blair)	751	10.1	2,438	31%	2,975	36/64"	4,586
Tiger 14-24S-28E RB #227H	Wolfcamp B (Blair)	623	7.1	1,812	34%	2,770	36/64"	4,586

(1) Flowing casing pressure.

Matador continues to be very pleased and encouraged with the well results in its Rustler Breaks prospect area. The five Wolfcamp A-XY wells reported in the table above are consistent with or better than the best Wolfcamp A-XY wells drilled by Matador in this prospect area to date. The Paul #221H well tested at the highest 24-hour initial potential of any Wolfcamp A-XY well drilled by Matador at Rustler Breaks, and early performance from this well indicates that it may be the best Wolfcamp A-XY well drilled to date at Rustler Breaks with an initial estimated ultimate recovery above 900,000 BOE. Likewise, early performance from most of these Wolfcamp A-XY wells is tracking near or above Matador’s 800,000 BOE Wolfcamp A-XY type curve for the Rustler Breaks area. Early results from several of these recent Wolfcamp A-XY completions appear comparable to those of

Matador’s earliest Wolfcamp A-XY tests in the Rustler Breaks prospect area—the Guitar 10-24S-28E RB #202H (Guitar #202H) and the Tiger 14-24S-28E RB #204H (Tiger #204H) wells. As of mid-July 2016, the Guitar #202H well had produced approximately 220,000 BOE (76% oil) in approximately 16 months of production and continues to track at or just above the Company’s 800,000 BOE type curve. The Tiger #204H well had produced approximately 250,000 BOE (76% oil) in about 13 months of production and now appears to be on track for an ultimate recovery in excess of 900,000 BOE.

Matador is also very pleased to report the results of its first two wells drilled in the deepest bench of the Wolfcamp B (Blair Shale) at Rustler Breaks. This is the third Bench of the Wolfcamp B successfully tested by Matador at Rustler Breaks. These three target benches of the Wolfcamp B occur starting approximately 300 feet into the 1,000-foot Wolfcamp B interval at Rustler Breaks, and are each about 200 to 250 feet apart vertically. Matador is also considering testing additional targets in the upper 300-foot section of the Wolfcamp B in future wells.

The 24-hour initial potential flow rates from the Jimmy Kone #228H and the Tiger #227H wells are the two highest 24-hour test results reported by Matador in the Delaware Basin to date at 2,438 BOE per day and 1,812 BOE per day, respectively, at about 33% oil. These 24-hour initial potential test results compare favorably to those from other wells completed in the middle Wolfcamp B, the Tiger #224H and Janie Conner 13-24S-28E RB #224H (Janie Conner #224H) wells, which had 24-hour initial potential rates of 1,533 BOE per day (43% oil) and 1,703 BOE per day (59% oil), respectively. The higher natural gas volumes from these lower Wolfcamp B completions were expected, but what was particularly encouraging was that the oil volumes were reasonably comparable to those in the middle Wolfcamp B, while the natural gas volumes were higher. Early performance from both the Jimmy Kone #228H and the Tiger #227H wells is tracking at or above Matador’s 1,000,000 BOE type curve for Wolfcamp B wells in the Rustler Breaks area.

Operational Efficiencies and Improved Drilling Times

In addition to these encouraging well results, Matador’s operational efficiencies continue to improve at Rustler Breaks and throughout its Delaware Basin drilling and completions program. Through the first half of 2016, Matador has further reduced its average drilling time in the Wolfcamp A-XY to 17.7 days from spud to total depth, as compared to 24.5 days in late 2014 and 20.1 days in 2015, representing decreased drilling times of approximately 28% and 12%, respectively. The Company’s fastest-drilled Wolfcamp A-XY well, the Paul #221H well, was drilled in 13.8 days from spud to a total depth of 14,468 feet, a decrease of 44% from the average drilling time in late 2014. This 13.8 days is already faster than Matador’s 2016 Wolfcamp A-XY drilling objective of 14 days from spud to total depth, which it had targeted to achieve by year-end 2016.

These same drilling efficiencies are also reflected in the Wolfcamp B wells. Through the first half of 2016, Matador has further reduced its average drilling time in the Wolfcamp B to 21.7 days from spud to total depth, as compared to an average of 41.3 days in late 2014 and 32.0 days in 2015, representing decreased drilling times of 47% and 32%, respectively. Further, the Company’s fastest-drilled Wolfcamp B well, the B. Banker #221H well, was drilled in 17.5 days from spud to a total depth of 15,151 feet, a decrease of 58% from the average drilling time in late 2014. This 17.5 days is likewise faster than Matador’s 2016 Wolfcamp B drilling objective of 18 days from spud to total depth, which it had targeted to achieve by year-end 2016. Matador continues to deliver faster drilling times as a result of its increased knowledge of the geology and its experience with drilling in the Rustler Breaks area, as well as improvements in drilling the curve between the vertical and horizontal portions of these wells and continued applications of improved drill bit and bottomhole assembly technologies.

Well Cost Improvements

Due in part to these improvements in drilling times, the costs associated with these recent Wolfcamp A-XY wells continued to decline and were among the lowest achieved by Matador to date. The costs to drill, complete and equip the two Janie Conner wells and the Dr. K # 206H well shown in the table above were just under $5 million on each well, with drilling and completion costs alone of approximately $4.5 million. As noted in its Analyst Day presentation in February, one of Matador’s key goals at Rustler Breaks for 2016 was to drill, complete and equip Wolfcamp A-XY development wells for $5 million by year-end 2016. Due to the continued innovation of Matador’s technical staff and better-than-anticipated stimulation costs, the Company has reached this year-end target by mid-year. Likewise, the costs to drill, complete and equip the most recent Wolfcamp B completions, the Tiger #227H and the B. Banker #221H wells, were approximately $5.5 million, again right in line with the Company’s estimated Wolfcamp B target for year-end 2016, all while maintaining or increasing the size and effectiveness of the completion design. The Company is very pleased with these significant cost improvements, and Matador’s asset teams will continue their efforts to improve these costs and well results further at both Rustler Breaks and throughout the Company’s acreage position in the Delaware Basin during the remainder of 2016.

Wolf Prospect Area – Loving County, Texas

Initial Potential Test Results and Recovery Estimates

Matador operated one drilling rig in its Wolf prospect area during the second quarter of 2016. Matador completed and placed on production 10 gross (8.8 net) operated horizontal wells at Wolf during the second quarter, including five Wolfcamp A-X, three Wolfcamp A-Y, one Wolfcamp A-Lower and one Second Bone Spring completions. Results from six of these second quarter completions in the Wolf prospect area, including three Dick Jay wells and three Dorothy White wells, were provided with Matador’s May 3, 2016 operations and earnings release.

Matador is pleased to announce the 24-hour initial potential test results from its four most recent completions in the Wolf prospect area. Two of these wells were completed in the Wolfcamp A-X interval, one was completed in the Wolfcamp A-Y interval and the fourth was a Second Bone Spring completion. Each of these wells had a completed lateral length between approximately 4,400 and 4,800 feet.

The 24-hour initial potential test results from each well are summarized in the table below. The location of each well is highlighted on the attached map.

		Initial Potential						Completed
		Oil	Gas	BOE	% Oil	FCP(1)	Choke	Lateral Length
Well	Interval	(Bbl/d)	(MMcf/d)	(BOE/d)		(psi)	(inch.)	(feet)
Dorothy White 82-TTT-B33 WF #123H	Second Bone Spring	526	2.0	866	61%	1,660	34/64"	4,658
Dorothy White 82-TTT-B33 WF #203H	Wolfcamp A-X	656	2.4	1,060	62%	2,750	28/64"	4,370
Barnett 90-TTT-B01 WF #203H	Wolfcamp A-X	510	2.9	994	51%	2,950	30/64"	4,796
Barnett 90-TTT-B01 WF #204H	Wolfcamp A-Y	632	3.6	1,240	51%	3,120	30/64"	4,825

(1) Flowing casing pressure.

The 24-hour initial potential test results from these most recent Wolfcamp A-X and A-Y completions were largely as expected and consistent with other Wolfcamp A-X and A-Y wells completed in the Dorothy White and Barnett portions of Matador’s Wolf prospect area. In addition, Matador is particularly pleased and encouraged with the test results observed from the Dorothy White #123H well, a Second Bone Spring completion. Both this well and the Dick Jay 92-TTT-B01 WF #124H (Dick Jay #124H) well, also a Second Bone Spring completion, reported in the Company’s May 3, 2016 operational update, are significant improvements over Matador’s first Second Bone Spring well drilled in the Wolf prospect area. Early production from both wells is tracking at or above the Company’s 600,000 BOE type curve for Second Bone Spring wells in the Wolf area. Thus far, both wells are performing above expectations and above the high end of estimated ultimate recoveries projected by Matador for Second Bone Spring wells in the Wolf area. In particular, the recently-completed Dorothy White #123H well has continued to perform very well in its first two months of production, having averaged approximately 450 barrels of oil per day and 1.8 million cubic feet of natural gas per day (60% oil) during that period.

Matador attributes the improvement in well performance and estimated ultimate recovery from both the Dick Jay #124H and Dorothy White #123H wells to the increased stimulation treatments pumped on both wells. Both wells were completed with approximately 40 barrels of fluid and 2,000 pounds of 20/40 sand per foot of completed lateral, as compared to 20 barrels of fluid and about 1,300 pounds of 30/50 sand per foot of lateral in Matador’s first Second Bone Spring test in the Wolf area. As noted in its previous operational update, given the success of the Dick Jay #124H and Dorothy White #123H tests in the Second Bone Spring, Matador plans to work additional Second Bone Spring tests into its drilling schedule at Wolf during 2016, including three in the third quarter of 2016 on both its Johnson and Billy Burt leasehold positions.

Operational Efficiencies and Improved Drilling Times

Operational efficiencies continue to improve in the Wolf area as well. Through the first half of 2016, Matador has further reduced its average drilling time in the Wolfcamp A-X and A-Y to 18.3 days from spud to total depth, as compared to an average of 43.0 days in 2014 and 24.2 days in 2015, representing decreased drilling times of 57% and 24%, respectively. Matador’s fastest-drilled Wolfcamp A well, the Dorothy White #203H well, was drilled in 17.3 days from spud to a total depth of 15,550 feet, a decrease of 60% from the 2014 average drilling time. The average drilling time in the Wolfcamp A at Wolf in 2016 of 18.3 days is already approaching Matador’s Wolfcamp A drilling objective of 18 days from spud to total depth that Matador has targeted to achieve by year-end 2016, and the 17.3 days achieved on the Dorothy White #203H well is faster than Matador’s 2016 Wolfcamp A year-end target at Wolf.

Similar drilling efficiencies are also being achieved in the Second Bone Spring wells. Matador has reduced its drilling time in the Second Bone Spring from 21.8 days on its first well drilled in the Second Bone Spring in 2015 to an average drilling time of 12.6 days in 2016, a decrease of 42%. Both the Dick Jay #124H and the Dorothy White #123H wells were drilled in approximately 12.6 days from spud to total depth, with both drilling times being faster than Matador’s 2016 year-end drilling target of 13 days for its Second Bone Spring wells. In both the Dick Jay #124H and Dorothy White #123H wells, Matador’s drilling engineers were also able to eliminate a second intermediate casing string typically used when drilling the Second Bone Spring in this area. Not only did eliminating this casing string save approximately $650,000 in well costs on each well, but it also provides for larger casing to be set through the lateral, thereby reducing hydraulic horsepower costs during fracturing operations and enhancing the number of artificial lift options available to the Company in the future. Total costs to drill, complete and equip both the Dick Jay #124H and Dorothy White #123H wells were just over $4 million, but the Company estimates that it should be able to drill, complete and equip Second Bone Spring wells in this area for under $4 million in the near future.

Well costs associated with recent Wolfcamp A-X and A-Y wells drilled and completed in the Wolf area also continue to decline. Costs to drill, complete and equip recent Wolfcamp A wells have ranged between $5 million and $6 million, with a number of these wells at $5.5 million and below. These well costs are trending at or below Matador’s 2016 year-end target of $5.5 million to drill, complete and equip Wolfcamp A development wells in the

Wolf prospect area. As at Rustler Breaks, Matador attributes these cost savings to the innovation and use of new technologies by its drilling, completions and production teams, as well as better-than-expected stimulation costs.

Ranger Prospect Area – Lea County, New Mexico and Arrowhead Prospect Area – Eddy County, New Mexico

Matador did not drill or complete any wells in either its Ranger or Arrowhead prospect areas during the second quarter. As noted earlier in this release, the Company has moved one of its operated drilling rigs from Rustler Breaks to the northwest portion of its Ranger prospect area. This rig has just begun drilling a three-well program on Matador’s Mallon leasehold. All three wells will be Third Bone Spring tests, and all will be approximately 7,500-foot laterals. These will also be the first three operated wells that Matador has drilled on the acreage acquired in its merger with Harvey E. Yates Company (HEYCO) in 2015. Matador plans for this rig to continue operating in the northern portion of its acreage position for the remainder of 2016. The Company anticipates completing and placing on production five gross (3.9 net) wells in this area in the latter half of 2016.

Delaware Basin Well Completion and Stimulation Practices

During 2016 and again during the second quarter, Matador has tested and studied a variety of different stimulation designs and other technologies in an attempt to improve well recoveries, completion costs or both. In the following discussion, the Company provides some preliminary thoughts on the results of certain of these design changes and stimulation technologies.

Increased Proppant Concentrations – Up to 3,000 pounds per foot in Wolfcamp completions at Wolf and Rustler Breaks: As stimulation costs have decreased in 2016, Matador has taken the opportunity to test increased proppant concentrations in a number of its recent Wolfcamp A and B completions in both the Wolf and Rustler Breaks prospect areas. All Wolfcamp A-XY wells completed and placed on production at Rustler Breaks during the second quarter of 2016 were stimulated with approximately 40 barrels of fluid and 3,000 pounds of 30/50 sand per foot of completed lateral – the Company’s Generation 3 Wolfcamp treatment design. Likewise, three of the wells completed and stimulated in the second quarter of 2016 in the Wolf prospect area also tested this Generation 3 Wolfcamp treatment design. Prior to this, most of the Company’s Wolfcamp A and B completions used approximately 30 to 40 barrels of fluid and 2,000 pounds of 30/50 sand per foot of completed lateral.

Matador continues to be very pleased with the initial performance of its Wolfcamp A and B wells at both Rustler Breaks and Wolf, but the Company has yet to form any final conclusions about the advantage of using proppant concentrations up to 3,000 pounds per foot in the Wolfcamp. One recent comparison does suggest increased early well performance may be a result of the higher proppant concentrations. At Wolf, two offsetting wells were drilled and completed on Matador’s Dorothy White leasehold. One, the Dorothy White 82-TTT-B33 WF #202H (Dorothy White #202H) well, was completed with approximately 3,000 pounds of 30/50 sand per lateral foot and the other, the Dorothy White 82-TTT-B33 WF #204H (Dorothy White #204H) well, was completed with approximately 2,000 pounds of 30/50 sand per lateral foot. Both wells are Wolfcamp A-X completions. In this instance, the Dorothy White #202H well (3,000 pounds per foot) has outperformed the Dorothy White #204H well (2,000 pounds per foot) by about 20% in the first 75 days of production from both wells, as normalized to equal lateral lengths.

The Company will continue to monitor longer-term production results from wells treated with this Generation 3 stimulation design to assess its impact on well performance and estimated ultimate recoveries. Should the lower proppant concentrations prove as effective as the higher proppant volumes, stimulation costs in future wells could be reduced even further by as much as $200,000 to $250,000 per well.

Increased Proppant Concentrations – Up to 2,000 pounds per foot in Second Bone Spring completions at Wolf: As noted above, Matador has increased the stimulation treatment pumped on its Second Bone Spring completions at its Wolf prospect area in recent wells. This Generation 3 Second Bone Spring completion includes 40 barrels of fluid and 2,000 pounds of 20/40 sand per foot of lateral, as compared to 20 barrels of fluid and about 1,300 pounds of 30/50 sand per foot of lateral on previous Second Bone Spring completions. This increase in both fluid volume and proppant concentration has led to significantly improved well performance and estimated ultimate recoveries from both the Dick Jay #124H and Dorothy White #123H Second Bone Spring completions in the Wolf prospect area during 2016. Matador will continue to use this Generation 3 stimulation design in future Second Bone Spring completions in the Wolf prospect area as part of its continuing effort to optimize these Second Bone Spring completions.

Use of Diverting Agents at Wolf: Matador has pumped various diverting agents in several of its recent stimulation treatments in its Wolf prospect area in an effort to ensure as many perforation clusters as possible are taking fluid during a particular fracturing stage. These diverting agents are biodegradable materials that are added to the stimulation fluid at the midpoint of each stage. Designed to temporarily plug off those perforation clusters that are taking most of the fracturing fluid and proppant initially in a given treatment stage, these materials “divert” the treatment to those perforation clusters that are not being treated, thereby opening and propping additional fractures. These diverting agents then degrade or dissolve from all perforations soon after the treatment stage is completed allowing for unrestricted flow back of the hydrocarbons and treatment fluids.

Matador continues to see clear mechanical evidence that the diverting agents are helping to open additional perforations and to stimulate additional reservoir rock during pumping operations and believes that these diverting agents are contributing to better well results. The best example of this improved well performance continues to be the Company’s Billy Burt 90-TTT-B33 WF #201H well (Billy Burt #201H), where it used a diverting agent as part of the fracture treatment for the first time in October 2015. After almost nine months of production the Billy Burt #201H well has produced about 38% more oil and natural gas than the immediate 80-acre offsetting well having a similar lateral length, but where no diverting agent was used. The Billy Burt #201H continues to be among the best wells drilled in the Wolf prospect area.

Matador expects to continue using diverting agents in its Wolfcamp fracture treatments in the Wolf prospect area and also plans to begin pumping diverting agents in its upcoming Wolfcamp fracture treatments at Rustler Breaks as well.

Use of Dissolvable Balls and Dissolvable Plugs at Wolf and Rustler Breaks: Matador has tested flow-through plugs with dissolvable balls on its two most recent Second Bone Spring completions in the Wolf prospect area. This technology performed very well on both wells, eliminating the need for the plugs to be drilled out following fracture stimulation operations and saving approximately $45,000 in well costs on each well. In addition, as both wells were drilled from pads where both the Second Bone Spring and at least one Wolfcamp A target were also drilled, use of this technology allowed the Second Bone Spring wells to be placed on production while the Wolfcamp A wells were being completed, thus reducing the cycle time from spud to first production for both Second Bone Spring wells. Matador expects to continue using these flow-through plugs and dissolvable balls in future wells, and has recently begun testing the technology in certain stages of its Wolfcamp wells.

Matador has recently used fully dissolvable fracturing plug technology for the first time in one of its Wolfcamp B wells at Rustler Breaks. As this well is cleaning up following the fracture treatment, there are insufficient results at this time to draw conclusions as to the effectiveness of the dissolvable plugs, but the Company will continue to monitor and evaluate this new technology.

Use of Recycled Water in Stimulation Treatments at Wolf: As noted in prior releases, Matador continues to use recycled produced water in the stimulation of its newly drilled wells in the Wolf prospect area. Recycled produced water has made up between 70% and 100% of the total water volumes used on the eleven wells drilled and completed in the Wolf prospect area thus far in 2016. Using recycled water saves the Company on costs to source fresh water, as well as the disposal costs associated with produced water, in addition to conserving fresh water for other uses in the Wolf area.

Given the success of using recycled water for stimulation treatments in the Wolf prospect area, Matador has recently initiated recycling operations at Rustler Breaks in order to begin using recycled water for stimulation treatments there as well in the near future.

Second Quarter 2016 Earnings Release and Earnings Conference Call

Matador plans to announce its second quarter 2016 operational and financial results after the close of trading on Wednesday, August 3, 2016. The Company will announce its second quarter 2016 production and financial results at that time, as well as any further operational updates that may be of interest. Management will also host a live conference call on Thursday, August 4, 2016 at 9:00 a.m. Central Time to review second quarter 2016 financial results and operational highlights.

To access the live conference call, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The conference ID and passcode is 47930778. The live conference call will also be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab. The replay for the event will be available on the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab through August 31, 2016.
About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to integrate acquisitions, including the merger with Harvey E. Yates Company; its ability to make other acquisitions on economically acceptable terms; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
(972) 371-5225
mschmitz@matadorresources.com

Delaware Basin Acreage Position and Recent Operations and Results

TWIN LAKES
~43,500 gross / ~30,400 net acres
ARROWHEAD
~47,600 gross / ~16,900 net acres
Mallon 27 Fed Com #1H, #2H and #3H
(3rd Bone Spring w/ 7,500 ft laterals)
Dr. K #206H – Wolfcamp A-XY
24 hr IP = 1,031 BOE/d (71% oil)
B Banker #221H – Wolfcamp B (Middle)
24 hr IP = 1,608 BOE/d (32% oil)
RANGER
~31,900 gross / ~19,100 net acres
Jimmy Kone #208H – Wolfcamp A-XY
24 hr IP = 1,385 BOE/d (71% oil)
Jimmy Kone #228H – Wolfcamp B (Blair)
24 hr IP = 2,438 BOE/d (31% oil)
#228H: Best IP of any Matador Delaware Basin well thus far
Guitar #222H – Wolfcamp B (Middle)
Flowing back following completion(1)
Janie Conner #204H & #207H – 2 Wolfcamp A-XY wells
Combined 24 hr IP = 3,075 BOE/d (73% oil)
Tiger #227H – Wolfcamp B (Blair)
24 hr IP = 1,812 BOE/d (34% oil)
RUSTLER BREAKS
~23,100 gross / ~15,000 net acres
Jackson Trust
Paul #221H – Wolfcamp A-XY
24 hr IP = 1,701 BOE/d (74% oil)
Fastest Wolfcamp well drilled to date
(13.8 days spud-to-TD)
Best IP of any Matador Wolfcamp A-XY
well drilled at Rustler Breaks
LOVING
Johnson 2-well "batch" -
1 2nd BS & 1 Wolfcamp A-XY
Barnett 2-well "batch" -
2 Wolfcamp A-XY wells
Combined 24 hr IP = 2,234 BOE/d (51% oil)
Dick Jay 4-well "batch" – 2 Wolfcamp A-XY wells, Wolfcamp A-Lower & 2nd BS
Combined 24 hr IP = 4,705 BOE/d (61% oil)
Dorothy White 3-well "batch" – 3 Wolfcamp A-XY wells
Combined 24 hr IP = 4,327 BOE/d (68% oil)
WARD
Billy Burt #201H – Wolfcamp A-Y
Diverting agent used – outperforming 80-acre offset by 38%(1)
Dorothy White 2-well "batch" – 1 Wolfcamp A-X and 1 2nd BS
Combined 24 hr IP = 1,926 BOE/d (61% oil)
Fastest Matador Wolfcamp well in Wolf drilled to date (17.3 days spud-to-TD)
Billy Burt 2-well "batch" – 2 2nd BS wells
Matador Resources Acreage
WOLF / LOVING AREA
~12,900 gross / ~7,800 net acres

- Recently completed
- Being completed
- Awaiting completion
- Currently being drilled

Operated Activity YTD 2016[1]

Wolf
- 13 wells drilled
  - 11 wells completed and online
  - 2 wells awaiting completion
- 2 wells being drilled

Rustler Breaks
- 14 wells drilled
  - 9 wells completed and online
  - 2 wells flowing back following completion
  - 3 wells awaiting completion
- 1 well being drilled

Ranger / Arrowhead
- 1 well completed and online
- 3 wells being drilled

Note: All acreage at June 30, 2016. Some tracts not shown on map.
(1) At July 18, 2016.